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                                                                      EXHIBIT 99
PRESS RELEASE


                      AMSURG CORP. ANNOUNCES RESIGNATION OF
              DENNIS J. ZAMOJSKI, SENIOR VICE PRESIDENT, OPERATIONS

         NASHVILLE, Tenn. (August 17, 2004) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (Nasdaq: AMSG), today announced the resignation of Dennis J. Zamojski, AmSurg's Senior Vice President, Operations, who is leaving to pursue other interests.

         Mr. McDonald commented, "We appreciate Dennis's contributions over the past four years to the profitable growth of AmSurg, and we wish him well in his future endeavors. We will immediately begin a thorough process to identify his successor, during which operational vice presidents will report directly to me. Because of the tenure and experience of these dedicated healthcare professionals, we are confident they and our Company will manage this transition seamlessly."

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's filings with the Securities and Exchange Commission, and, consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth; its ability to grow

















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AMSG Announces Zamojski Resignation
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August 17, 2004


revenue at its existing centers; its ability to contract with managed care payors on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interests in the event of a regulatory change that would require such a purchase. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At June 30, 2004, AmSurg owned a majority interest in 117 centers and had 13 centers under development.



                                    Contact:
                                              Claire M. Gulmi
                                              Senior Vice President and
                                              Chief Financial Officer
                                              (615) 665-1283



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